                                                                     EXHIBIT 2.1

                            SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated for reference the ____ day of __________, 1999.

BETWEEN:7

                  JCC CONSULTING SERVICES LTD., CAMBRIDGE ASSET HOLDINGS S.A., TIGERLILY FINANCIAL INC., GRANT PETERSEN, JIHONG ZHANG, ANDRE DRAGON, DENNIS MOLLOY, ALBERT SZAJMAN, JOHN VELTHEER, DAVID LEWIS

                  (hereinafter collectively called the "Vendors")

AND:
                  RELIANCE RESOURCES INC., a Colorado corporation with a registered office in the State of Colorado, USA, located at 1560 Broadway, Suite 200, Denver, CO, USA, 80202, and a head office within BC located at Suite 1200, 1055 West Hastings Street, Vancouver

                  (hereinafter called the "Purchaser")

AND:
                  SUM MEDIA CORP., a company duly incorporated under the laws of BC and having an office and place of business at Suite 1200, 1055 West Hastings Street, Vancouver

                  (hereinafter called the "Company")

WITNESSES THAT WHEREAS:

A. The Vendors are the legal and/or beneficial owners of an aggregate of 9,000,001 common shares in the capital of the Company (the "Shares"), allocated as follows:

         JCC Consulting Services Ltd.                  562,500
         Albert Szajman                                112,500
         John Veltheer                                 281,250
         David Lewis                                   281,250
         Cambridge Asset Holdings S.A.               1,125,000
         Tigerlily Financial Inc.                    1,125,000
         Grant Petersen                              2,404,688
         Jihong Zhang                                  562,500
         Andre Dragon                                  140,625
         Dennis Molloy                               2,404,688
                                                     ---------
         TOTAL                                       9,000,001


B. The Vendors have each agreed to sell and the Purchaser has agreed to purchase the Shares upon the terms and conditions herein set forth;

NOW THEREFORE in consideration of the premises, the covenants and agreements and warranties hereinafter set forth, it is hereby agreed as follows:

SALE AND PURCHASE

1. Based on and relying upon the representations and warranties herein, the Vendors hereby each agree to sell the Shares to the Purchaser and the Purchaser hereby agrees to purchase the Shares from the Vendors on the terms and conditions herein contained.

2. The purchase price payable by the Purchaser to the Vendors for the Shares shall be US $600,000 (the "Purchase Price") payable on the Closing Date by the issuance of 3,200,000 common shares in the capital stock of the Purchaser (the "Exchangeable Shares") as per the allocation table set out in Schedule "A", to be issued in exchange for the Shares held by the Vendors in the Company.

3. The Exchangeable Shares will be issued pursuant to exemptions under Regulation S promulgated under the US SECURITIES ACT 1933 and under the British Columbia SECURITIES ACT.

COMPANY AND VENDORS' REPRESENTATIONS AND WARRANTIES

4. The Company and the Vendors, jointly and severally, represent and warrant to the Purchaser, to the best of their knowledge, information and belief after making due inquiry that:

     (a) the Company is a company duly incorporated under the laws of the Province of British Columbia, is not a reporting company and is a valid and subsisting company in good standing with all regulatory authorities;

     (b) the authorized capital of the Company consists of 30,000,000 Common Shares without par value, of which there are 9,000,001 Common Shares issued and outstanding;

     (c) the Shares are free and clear of all liens, claims, charges and encumbrances of every nature and kind whatsoever;

     (d) the Shares are duly authorized, validly issued and outstanding as fully paid and non-assessable shares;

     (e) the Vendors are the sole registered and/or beneficial owners of the Shares and have due and sufficient right and authority to transfer the legal and beneficial title and ownership of the Shares to the Purchaser, and each of the Vendors and the Company has due and sufficient right, power and authority (including any and all necessary corporate and/or shareholder authorizations) to enter into this Agreement on the terms and conditions herein set forth, and this Agreement, when executed and delivered by the Vendors and Company, will constitute a legal and binding obligation of each such party enforceable against it in accordance with its terms;

     (f) no person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of the Shares or any other shares in the capital of the Company owned by the Vendors or any right capable of becoming an agreement for the purchase, subscription or issuance of any of the unissued shares in the capital of the Company;

     (g) the Company has the full corporate power and authority to carry on the business presently being carried on by it and as proposed to be carried on by it;

     (h) the Company holds all licenses and permits as may be requisite for carrying on its business in the manner in which it has heretofore been carried on.

     (i) there are no material liabilities, contingent or otherwise, of the other than as set forth in Schedule "B" attached hereto;

     (j) at the Time of Closing, the Company shall not have any material liabilities, contingent or otherwise other than those liabilities set forth in Schedule "B" attached hereto;

     (k) the books and records of the Company fairly and correctly set out and disclose in all material respects, in accordance with Canadian generally accepted accounting principles, the financial position of the

         Company as at the date hereof and all material financial transactions of the Company relating to its business have been accurately recorded in such books and records;

     (l) no payments of any kind have been made or authorized to or on behalf of the Vendors or any of them or to or on behalf of officers, directors or shareholders of the Company or under any management agreements with the Company which are not recorded in the books or records of the Company or which have not been disclosed in writing to the Purchaser other than payments made in the normal course of business;

     (m) there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of the Company or the Vendors, jointly or severally, threatened against or affecting the Company at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;

     (n) to the best of the Vendors' knowledge, the Company is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;

     (o) the Company is not a party to any collective agreement with any labour union or other association or employees and no attempt has been made to organize or certify the employees of the Company as a bargaining unit;

     (p) there are no pensions, profit sharing, group insurance or similar plans or other deferred compensation plans affecting the Company;

     (q) the Company is not indebted to any employee of the Company or other workers engaged in the business of the Company and the Company has not received or been notified of any general wage claims;

     (r) the Company is the sole beneficial owner and has good and marketable title to all its properties and assets free and clear of all liens, mortgages, pledges, deeds of trust, conditional sale agreements, encumbrances, charges or claims of every kind and nature whatsoever;

     (s) the Company has not experienced nor is it aware of any occurrence or event which has had, or might reasonably be expected to have, a materially adverse affect on its business or the results of its operations;

     (t) neither the Vendors nor any officer, director, employee or shareholder of the Company is now indebted or under obligation to the Company on any account whatsoever; and the Company is not indebted or under obligation to the Vendors or any officer, director, employee or shareholder of the Company.

     (u) this Agreement once duly executed and delivered by the Vendors and the Company will constitute a legal, valid and binding obligation of the Vendors and the Company; enforceable against the Vendors and the Company in accordance with its terms;

5. The Vendors hereby jointly and severally represent and warrant to the Purchaser as follows that:

     (a) the Vendors have the capacity to protect their own interests in connection with the acquisition of the common Shares of the Purchaser and are capable of evaluating the merits and risks of an investment in the Purchaser by reason of their business and financial knowledge and experience;

     (b) the Vendors are acquiring the shares of common stock of the Purchaser for investment for their own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Vendors understand that the shares of common stock of the Purchaser have not been, and will not be, registered under the US SECURITIES ACT 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Vendors' representations as expressed herein;

     (c) each Vendor acknowledges that the shares of common stock of the Purchaser must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Each Vendor is aware of the restrictions and limitations on resale of the shares of common stock of the Purchaser into the United States or to a US Person pursuant to the provisions of Regulation S promulgated under the Securities Act. In addition, each Vendor is aware of the provisions of Rule 144 promulgated under the Securities Act ("Rule 144") which permit limited resales in the US of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares of common stock of the Purchaser, the availability of certain current public information about the Purchaser, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations;

     (d) each of the Vendors has had an opportunity to discuss the Purchaser's business, management and financial affairs with the Company's management and has also had an opportunity to ask questions of the Purchaser's officers, which questions were answered to the Vendors' satisfaction. Each Vendor has been furnished with or has had access to such information as a sophisticated investor would customarily require to evaluate the merits and risks of the proposed investment together with such additional information as is necessary to verify the accuracy of the information supplied. The Vendors represent and acknowledge that they have been solely responsible for their own due-diligence investigation of the Purchaser and its management and business, for its own analysis of the merits and risks of this investment, and for its own analysis of the terms of the investment, and that in taking any action or performing any role relative to the proposed investment, it has acted solely in its own interest, and that neither it nor any of its agents or employees has acted as an agent, employee, partner or fiduciary of any other person, or as an agent of the Purchaser, or as an issuer, underwriter, broker, dealer or investment advisor relative to this investment;

     (e) each of the Vendors understands that the Purchaser has no operating history, and that investment in the Purchaser involves substantial risks. The Vendors further understand that the acquisition of the shares of common stock of the Purchaser will be a highly speculative investment. Each of the Vendors is able, without impairing his financial condition, to hold the shares of common stock of the Purchaser for an indefinite period of time and to suffer a complete loss of his investment;

     (f) each of the Vendors agrees to indemnify and hold harmless the Purchaser and its officers, directors and agents for any costs, liabilities or losses caused by any misstatement of material fact by such Vendor with respect to the representations and warranties contained in this Section or any other written information provided to the Purchaser by such Vendor in connection with the investment contemplated by this Agreement; and

     (g) each Vendor represents and warrants to the Purchaser that he is not a US Person as defined in Regulation S as promulgated under the Securities Act and that the buy order for the common shares of the Purchaser originated by each Vendor outside of the US.

VENDORS' COVENANTS

6. The Vendors jointly and severally covenant and agree that:

     (a) the representations and warranties contained in this Agreement shall be true at and as of the Time of Closing as if such representations and warranties were made as of such time;

     (b) the Vendors will permit the Purchaser or whoever it directs on its behalf to examine the records, statements and accounts of the Company on regular business days and during regular business hours up to and including the Closing Date and make such audit of the books of account of the Company and physical verification of the inventory of the Company as the Purchaser may see fit;

     (c) the representations, warranties, covenants and agreements contained herein shall survive the Closing Date and notwithstanding the Closing of the purchase and sale herein contemplated, shall continue in full force and effect;

     (d) the Vendors will, jointly and severally, prior to Closing, take all steps and proceedings and execute such further assurances and documents as may be required to obtain the transfer and registration of the Shares into the name of the Purchaser provided that all terms and conditions to be observed and performed by the Purchaser at the Time of Closing have been observed and performed;

PURCHASERS' REPRESENTATIONS AND WARRANTIES

7. As an inducement to the Company and each of the Vendors to enter into this Agreement and to consummate the transactions provided for herein, the Purchaser represents and warrants to the Company and each of the Vendors, to the best of its knowledge, information and belief after making due inquiry that:

     (a) the Purchaser was incorporated on December 7, 1990 under the laws of the State of Delaware as Pursuit Ventures Corporation. Under a Plan and Agreement of Merger, effective August 21, 1998, the Purchaser merged with a Colorado corporation. The Colorado corporation was incorporated on March 20, 1997, under the name Remington Assets Limited, and, effective August 11, 1998, changed its name to Pursuit Ventures Corporation. Effective with the terms of the Agreement of Merger, Pursuit Ventures Corporation, Colorado, became the surviving company. The Purchaser filed for a name change with the Colorado Secretary of State to Reliance Resources Inc., which became effective September 8, 1998;

     (b) the Purchaser is duly incorporated, validly existing and in good standing under the laws of the State of Colorado;

     (c) the Purchaser is now and as of the Closing Date will be traded on the OTC Bulletin Board and no further action must be taken before the Closing Date for continued trading on the Bulletin Board except for the filing of a registration statement with the U.S. Securities and Exchange Commission, on Form 10-SB or similar prescribed form, such filing to be the responsibility of the Purchasers new management following the Closing Date;

     (d) it has full and absolute right, power and authority to enter into this Agreement on the terms and conditions herein set forth, to carry out the transactions contemplated hereby and, to transfer on the Closing Date to the vendors all legal and beneficial ownership in and to the Exchangeable Shares;

     (e) this Agreement once duly executed and delivered by the Purchaser will constitute a legal, valid and binding obligation of the Purchaser; enforceable against the Purchaser in accordance with its terms;

     (f) no proceedings have been taken or authorized by the purchaser, or to the knowledge of the purchaser, by any person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding-up of the Purchaser or with respect to any amalgamation, merger, consolidation, arrangement or reorganization relating to the Purchaser;

     (g) the authorized capital stock of the Purchaser consisted of 50,000,000 shares of common stock with a par value of US $0.001 per share, of which 500,000 were issued and outstanding. On June 16, 1999, the Board of Directors passed a unanimous resolution to adopt a forward stock split at the ratio of 32 to 1. On June 24, 1999 the Secretary of the State of Colorado received the amendment of the Purchaser's Articles of Incorporation, under which its authorized capital stock is now 65,500,000 shares of common stock with a par value of US $0.01 per share. Pursuant to a Stock Purchase Agreement dated June 11, 1999, between Caribbean Avionics Ltd. et al, the Purchaser and Patrick C. Brooks (a copy of which is attached hereto as Schedule "C"), on June 16, 1999, Patrick C. Brooks cancelled and returned to the Purchaser 6,210,000 post-split shares of common stock. The Purchaser's issued and outstanding post-split shares of common stock, on the Closing Date, shall be 10,790,000 which, includes 1,000,000 shares of common stock to be issued pursuant to the private placement referred to in subsection 7(p). The authorized capital stock of the

         Purchaser also consists of 1,000,000 shares of preferred stock, with a par value of US $0.01 per share, none of which are issued and outstanding;

     (h) following the forward stock split, and the cancellation of 6,210,000 post-split shares of common stock referred to in subsection 7(g), there are no persons or group of persons acting in concert, that directly or indirectly hold shares of the Purchaser that would constitute a control block;

     (i) other than the 1,000,000 share purchase warrants referred to in subsection 7(p), on the Closing Date there will not be outstanding (i) any options, warrants, rights of first refusal or other rights to purchase any shares of the Purchaser, (ii) any securities convertible into or exchangeable for such shares, or (iii) any other commitments of any kind for the issuance of additional shares of the Purchaser or options warrants or other securities of the Purchaser;

     (j) all of the issued and outstanding shares of the Purchaser have been duly and validly authorized and issued in accordance with applicable laws and are validly outstanding, fully paid and non-assessable;

     (k) all of the Exchangeable Shares which will be issued to the Vendors hereunder in compliance with applicable laws and the articles of the Purchaser, and will be issued fully paid and non-assessable, and free and clear of all liens, charges, encumbrances and trading restrictions other than as may be imposed by applicable U.S. Federal and State laws, and the laws of British Columbia;

     (l) the Purchaser has no subsidiaries;

     (m) the officers and directors of the Purchaser are as follows:

                  Name                      Position
                  ----                      --------
                  Julia Petersen            Director, President, Secretary

     (n) attached hereto as Schedule "D" are true and complete copies of the Purchasers audited financial statements for the fiscal year ended on December 31, 1998 and unaudited financial statements as contained in the Purchasers' Form 10-QSB for the fiscal quarter ending on March 31, 1999 (the "Purchasers Financial Statements"). The Purchasers Financial Statements have been prepared in accordance with American GAAP and present fairly the financial position, results of operations and statements of changes in the Parent's financial position for the period indicated;

     (o) no adverse material changes in the affairs of the purchaser have occurred since April 1, 1999;

     (p) the Purchaser is in the process of obtaining irrevocable subscriptions from purchasers not residents or citizens of Canada or the United States, for the purchase of 1,000,000 units of the Purchaser at US $1.00 per unit pursuant to Rule 504 (the "Rule 504 Offering"). Each unit consists of 1 share of common stock and 1 two-year warrant. Each warrant entitles the holder to purchase, within 2 years from the date of the subscription agreement, 1 additional share of common stock at the price of US $3.00 per share, for total proceeds of US $1,000,000, such subscriptions being made in accordance with an exemption from the registration requirements of the US SECURITIES ACT 1933 and applicable U.S. state legislation, and will bear a restrictive legend pursuant to restrictions on resale under Rule 144;

     (q) there are no liabilities, contingent or otherwise of the Purchaser which are not disclosed or reflected in its Financial Statements or as set forth in Schedule "D" attached hereto;

     (r) at the time of Closing the Purchaser shall not have any liabilities, contingent or otherwise, other than those liabilities set forth in Schedule "E" attached hereto;

     (s) there are no employment, consulting, severance pay, continuation pay, termination pay, indemnification agreements, collective agreements, employee benefit plans or other similar agreement of any nature whatsoever affecting the Purchaser;

     (t) there is no litigation, proceeding, or investigation pending or threatened against the Purchaser, nor does the Purchaser know, or have grounds to know, of any basis for any litigation, proceeding or investigation against the Purchaser, except as disclosed in writing to the Vendors;

     (u) since April 1, 1999, the Purchaser's business has been operated substantially in accordance with all laws, rules, regulations, orders of competent regulatory authorities, and there has not been:

         (i) any event or change in circumstances that has had, or which the Purchaser may expect to have, a material adverse effect on the Purchaser or its business;

         (ii) any change in liabilities of the Purchaser that has had, or which the Purchaser may expect to have, a material adverse effect on the Purchaser or its business;

         (iii) any incidence, assumption or guarantee of any indebtedness for borrowed money by the Purchaser;

         (iv) any payments by the Purchaser in respect of any indebtedness of the Purchaser for borrowed money or in satisfaction of any liabilities of the Purchaser, other than in the ordinary course of business;

         (v) the creation, assumption or sufferance of the existence of any lien on any assets reflected on the Purchaser Financial Statements;

         (vi) any transaction or commitment made, or any contract entered into, by the Purchaser other than the Stock Purchase Agreement attached hereto as Schedule "C";

         (vii) any grant of any severance, continuation or termination pay to any director, officer, stockholder or employee of the Purchaser; or any entering into of an employment, deferred compensation or other similar agreement, or amendment or variation to any such existing agreement;

         (viii) any change by the Purchaser in its accounting principles, methods or practices or in the manner it keeps its books and records;

         (ix) any distribution, dividend, bonus, management fee or other payment by the Purchaser to any of its respective officers, directors stockholders or affiliates, or any of their respective affiliates or associates; and

         (x) any material capital expenditure or commitment by the Purchaser or material sale, assignment, transfer, lease or other disposition of or agreement to sell, assign, transfer lease or otherwise dispose of any asset or property by the Purchaser other than in the ordinary course of business.

     (v) the Purchaser does not own or lease any real property or material assets;

     (w) the Purchaser currently has no operating business and has not had an operating business since December 7, 1990, being the date the Purchaser was organized under the laws of Delaware as Pursuit Ventures Corporation;

     (x) there are no contracts or indebtedness between the Purchaser and any of its shareholders, or affiliates or associates of any of its shareholders;

     (y) there are no material contracts to which the Purchaser is a party other than as specified in this Agreement;

     (z) the operation of the Purchaser's business has not violated or infringed any U.S. Federal or State securities laws or regulations;

    (aa) all tax returns and reports of the Purchaser required by law to be filed prior to the date hereof have been filed and are substantially true, complete and correct, and all taxes and other government charges have been paid or accrued in the Purchaser Financial Statements;

    (bb) the information contained in the documents, certificates and written statements (including this Agreement and the attachments thereto) furnished by the Purchasers to the Vendors are true and complete in all material respects and do not omit to state any material fact necessary in order to make the statements therein; and

    (cc) there is no fact known to the Purchaser that has not been disclosed to the Vendors in writing that could reasonably have a material adverse effect on the Purchaser.

PURCHASERS COVENANTS

8. The Purchaser covenants and agrees as follows:

    (a) on the Closing Date, Julia Petersen shall resign as Director, President and Secretary and the following persons will be appointed the directors and officers of the Purchaser:

                  Name                                        Position
                  ----                                        --------
                  John Veltheer                               Director, President
                  David Lewis                                 Director, Secretary
                  Grant Petersen                              Director

    (b) on the Closing Date, and provided that all terms and conditions to be observed and performed by the Vendors at the Time of Closing have been observed and performed, the Purchaser will issue the Exchangeable Shares to the Vendors, such Exchangeable Shares to be issued free and clear of any liens, encumbrances and charges, but subject to applicable trading restrictions imposed by U.S. securities legislation, and imposed under such other securities legislation applicable in the each jurisdiction where any of the Vendors are resident;

    (c) the Purchaser shall not disseminate to any third party any information, by press-release or otherwise, without the prior written consent of the Vendors and the Company;

    (d) to forthwith deliver to Vendors or legal counsel designated by the Vendor, a copy of the corporate records and minute books of the Purchaser, a copy of all documents filed with US State and Federal securities regulatory authorities since the date of incorporation of the Purchaser, a current copy of the shareholder list kept by the transfer agent of the Purchaser and all such documents as the Vendors or its legal counsel may request as part of their due diligence investigation of the Purchaser. The Purchaser agrees to provide access to all corporate records and otherwise assist the Vendors in the completion of their due diligence;

    (e) the Purchaser agrees to sign all documents required, and otherwise assist the Vendors, to transfer of signing authority over all bank accounts of the Purchaser.

CONDITIONS PRECEDENT FOR THE VENDORS

9. The joint and several obligations of the Vendors to carry out the terms of this Agreement and to complete the sale contemplated herein is subject to the following conditions:

    (a) the Purchaser shall have performed and satisfied each of its obligations hereunder required to be performed and satisfied by it on or prior to the Closing Date and each of the representations and warranties of the Purchaser contained herein shall have been true and correct and contained no misstatement or omission that would make any such representation or warrant misleading when made, and shall be true and correct and contain no misstatement or omission that would make any such representation or warranty misleading at and as of the Closing Date with the same force and effect as if made as of the Closing Date;

     (b) the Vendors shall have had the opportunity to complete their due diligence, and all matters arising therefrom shall have been resolved by the Purchaser. The Vendors, acting reasonably, may in their sole discretion terminate this Agreement without further obligation or liability to the Purchaser, if matters arising from the due diligence investigation of the Purchaser are considered to be materially adverse to the interests of the Vendors or the Company, and such matters cannot be cured or otherwise rectified promptly by the Purchaser;

     (c) the transactions contemplated by this Agreement shall not violate any applicable law and there shall be no pending actions or proceedings by any State, U.S. Federal or Provincial regulatory authority or by any other person challenging or seeking to materially restrict or prohibit the transfer and exchange contemplated hereby or the consummation of the transactions contemplated by this Agreement;

     (d) subsequent to the date hereof and prior to the Closing Date, there shall not have been any event, occurrence, development or state of circumstances or facts that has had or that may be reasonably expected to have a material adverse effect on the Purchaser;

     (e) the Purchaser's Board of Directors, by proper and sufficient vote respectively, shall have approved this Agreement and the transactions contemplated hereby;

     (f) prior to the Closing Date, the Purchaser shall have taken all steps legally necessary to:

         (i) effect the forward stock split of the Purchaser's shares of common stock at the ratio of 32 to 1;

         (ii)  amend its Articles of Incorporation; and

         (iii) cancel the 6,210,000 post-split shares of common stock in the capital of the Purchaser held by Patrick C. Brooks; and

     (g) the Purchaser shall have completed the Rule 504 Offering and issued the shares to the investors thereunder and the Purchaser shall have filed the appropriate Form D with the U.S. Securities and Exchange Commission and any state securities regulatory authority, as required by applicable Federal and State securities laws.

CONDITIONS PRECEDENT FOR THE PURCHASER

10. All obligations of the Purchaser under this Agreement are subject to the fulfillment on or prior to Closing, of each of the following conditions to the satisfaction of the Purchaser's solicitor:

     (a) all covenants, warranties and agreements of the Vendors to be performed on or before the Closing Date pursuant to the terms and conditions of this Agreement have been duly performed;

     (b) the Vendors shall transfer the Shares to the Purchaser and such Shares shall be registered on the books of the Company in the name of the Purchaser at the Time of Closing; and

     (c) the representations and warranties of the Vendors set forth in this Agreement shall be true and correct as of the date of the Agreement and shall be true and correct as at the Date of Closing as if made by the Vendors on the Closing Date.

11.  The Vendors jointly and severally agree that the foregoing conditions in section 10 are inserted for the exclusive benefit of the Purchaser and may be waived by the Purchaser in whole or in part at any time.

12. In the event any of the conditions set forth in section 10, are not met by the Closing Date for whatever reason, the Purchaser at his option, may elect not to proceed with the purchase of the Shares contemplated herein without prejudice to any other rights and remedies.

SHARE CERTIFICATE LEGENDS

13. It is understood that the certificates evidencing the Purchaser's shares of common stock may bear one or more legends in substantially the following forms, as well as any other legend required by the laws of any applicable jurisdiction:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE U.S. OR TO US PERSONS IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. HEDGING TRANSACTIONS FOR SUCH SECURITIES MAY NOT BE MADE UNLESS IN COMPLIANCE WITH SUCH ACT.

         THE SHARES ARE SUBJECT TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD IN THE U.S. OR TO US PERSONS EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

     The Purchaser need not record a transfer of the shares, unless the conditions specified in any applicable legends are satisfied. The Purchaser may also instruct its transfer agent not to record the transfer of any of the shares unless the conditions specified in the applicable legends are satisfied.

14. The legend relating to the Securities Act endorsed on a stock certificate pursuant to this Agreement and the stop transfer instructions with respect to the shares represented by such certificate shall be removed and the Purchaser shall issue a certificate without such legend to the holder of such shares if such shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder provides to the Purchaser an opinion of counsel reasonably satisfactory to the Purchaser, or a no-action letter or interpretive opinion of the staff of the Securities and Exchange Commission (the "SEC") to the effect that a public sale, transfer or assignment of shares may be made without registration and without compliance with any restriction such as Rule 144.

CLOSING

15. The sale and purchase of the Shares shall be closed on July 30, 1999, or on such other date agreed by all of the parties hereunder, at the office of Morton & Company, or at any other place agreed to by all of the Parties, which date and time are referred to herein as the "Date of Closing", the "Closing Date", the "Closing" and the "Time of Closing".

16.  At Closing, the Vendors shall deliver to the Purchaser:

     (a) share certificates duly endorsed for transfer of 9,000,001 Common Shares without par value in the capital of the Company into the Purchaser's name representing the Shares;

     (b) certified copies of resolutions of the directors of the Company authorizing and approving the transfer of the Shares, registration of the Shares in the name of the Purchaser, authorizing the issue of new share certificates representing the Shares in the name of the Purchaser, and entry of the name and address of the Purchaser into the Register of Members and Register of Directors of the Company;

     (c) all corporate records and books of account of the Company, including, without limitation, the minute book, corporate seal, share register books, share certificate books and annual reports of the Company;

     (d) certified copies of such resolutions of the shareholders and directors of the Company as are to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents to be delivered by the Vendor pursuant thereto;

     (e) a certificate signed by the Vendors that all covenants, warranties and agreements of the Vendors pursuant to the terms of this Agreement have been duly performed and that the representations and warranties of the Vendors set forth in this Agreement are true and correct as at the Date of Closing;

17.  On Closing the Purchaser shall deliver to the Vendor the following:

     (a) share certificates representing the Exchangeable Shares in the names and denominations set out in Schedule "A" hereto;

     (b) certified copies of resolutions of the directors of the Purchaser authorizing and approving the issuance of the Exchangeable Shares, registration of the Exchangeable Shares in the name of the Vendors in accordance with Schedule "A" hereto and authorizing the issue of the new share certificates representing such Exchangeable Shares;

     (c) all corporate records and books of account of the Company, including without limitation, the minute book;

     (d) certified copies of such resolutions of the directors of the Purchaser as are to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents to be delivered to the Vendors pursuant thereto;

     (e) a certificate signed by a duly authorized officer of the Purchaser that all covenants, warranties and agreements of the Purchaser pursuant to the terms of this Agreement have been duly performed and that the representations and warranties of the Purchaser set forth in this Agreement are true and correct as at the Closing;

     (f) the signed resignations of Julia Petersen as director, President and corporate secretary of the Purchaser and good evidence of proper termination of all employment or consulting contracts to which the Purchaser is a party; and

     (g) a certified cheque from Global Securities Corporation in the amount of US $1,000,000, less any amounts previously forwarded (as at August 4, 1999 approximately US $550,000 has been forwarded to the Company) payable to SUM Media Corp., or as the Company may otherwise direct, representing the proceeds of the Rule 504 Offering.

INDEMNITY

18. The Purchaser shall be indemnified and held harmless by the Vendors in respect of any and all damages incurred by the Purchaser as a result of any inaccuracy or misrepresentation in or breach of any representation or warranty, covenant or agreement made in this Agreement by the Vendors.

19. The Vendors shall each be indemnified and held harmless by the Purchaser in respect of any and all damages incurred by any of such Vendors as a result of any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made by the Purchaser in this Agreement.

SURVIVAL OF REPRESENTATION, WARRANTIES AND COVENANTS

20. Except as hereinafter provided, all representations, warranties, covenants, agreements and obligations of the parties hereto shall survive the Closing and shall expire one year following the Closing Date.

GENERAL

21. This Agreement and the terms hereunder shall be treated as confidential information and no disclosure thereof can be made without the written consent of the Vendors and the Company.

22. This Agreement shall be governed by and be construed in accordance with the laws of the Province of British Columbia.

23. Any notice to be given to a party hereto shall be in writing and signed by or on behalf of such party and shall be given to the other party by delivery thereto, or by sending by prepaid registered mail, telex, facsimile, telegram or cable to the address of the other as hereinbefore set forth or to such other address of which notice is given, and any notice shall be deemed not to have been sufficiently given until it is received. Any notice or other communication contemplated herein shall be deemed to have been received on the day delivered, if delivered; on the seventh business day following the mailing thereof, if sent by registered mail; and on the business day following the transmittal thereof, if sent by telex, facsimile, telegram or cable. If normal mail, telex, facsimile, telegram or cable service shall be interrupted by strike, slow down, force majeure or other cause, the party sending the notice shall utilize any of the other such services which have not been so interrupted or shall deliver such notice in order to ensure prompt receipt of same by the other party.

24. The parties shall execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

25. The provisions herein contained constitute the entire agreement between the parties hereto and supersede all previous expectations, understandings, communications, representations and agreements whether verbal or written between parties.

26. This Agreement may be amended by a written instrument signed by the party against whom enforcement of the amendment is sought and any waivers made on the part of the Purchaser with respect to any terms or conditions herein must be in writing and signed by them.

27. If any provision of this Agreement is unenforceable or invalid for any reason whatever, such unenforceability or invalidity shall not effect the enforceability or validity of the remaining provisions of this Agreement and such provision shall be severable from the remainder of this Agreement.

28.  Time shall be of the essence hereof.

29. The headings appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

30. This Agreement shall enure to the benefit of and be binding upon the parties and their successors and permitted assigns.

31. This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such agreement or facsimile so executed shall be deemed to be an original and such counterparts together shall constitute one and the same Agreement.

IN WITNESS WHEREOF the parties hereto have caused this indenture to be executed as of the day and year first above written.



CAMBRIDGE ASSET HOLDINGS S.A.

Per:

-----------------------------------------
Authorized Signatory


-----------------------------------------
Authorized Signatory


TIGERLILY FINANCIAL INC.

Per:

-----------------------------------------
Authorized Signatory


-----------------------------------------
Authorized Signatory


JCC CONSULTING SERVICES LTD.

Per:


-----------------------------------------
Authorized Signatory


-----------------------------------------
Authorized Signatory


SIGNED, SEALED and DELIVERED by Grant         )
Petersen in the presence of:                  )
                                              )
                                              )
                                              )
-----------------------------------------     ) --------------------------------
witness name                                  )            GRANT PETERSEN
                                              )
                                              )
                                              )
                                              )
-----------------------------------------     )
witness address                               )

SIGNED, SEALED and DELIVERED by
Albert Szajman in the presence of:            )
                                              )
                                              )
                                              )
-----------------------------------------     ) --------------------------------
witness name                                  )          ALBERT SZAJMAN
                                              )
                                              )
                                              )
                                              )
-----------------------------------------     )
witness address                               )


SIGNED, SEALED and DELIVERED by
John Veltheer in the presence of:             )
                                              )
                                              )
                                              )
-----------------------------------------     ) --------------------------------
witness name                                  )          JOHN VELTHEER
                                              )
                                              )
                                              )
                                              )
-----------------------------------------
witness address


-----------------------------------------
witness occupation


SIGNED, SEALED and DELIVERED by David Lewis
in the presence of:                           )
                                              )
                                              )
                                              )
-----------------------------------------     ) --------------------------------
witness name                                  )          DAVID LEWIS
                                              )
                                              )
                                              )
                                              )
-----------------------------------------     )
witness address                               )
                                              )
                                              )
-----------------------------------------     )
witness occupation                            )

SIGNED, SEALED and DELIVERED by
Jihong Zhang in the presence of:              )
                                              )
                                              )
                                              )
-----------------------------------------     ) --------------------------------
witness name                                  )          JIHONG ZHANG
                                              )
                                              )
                                              )
                                              )
-----------------------------------------     )
witness address                               )
                                              )
                                              )
-----------------------------------------     )
witness occupation



SIGNED, SEALED and DELIVERED by
Andre Dragon in the presence of:              )
                                              )
                                              )
-----------------------------------------     ) --------------------------------
witness name                                  )          ANDRE DRAGON
                                              )
                                              )
                                              )
                                              )
-----------------------------------------     )
witness address                               )
                                              )
                                              )
-----------------------------------------     )
witness occupation


SIGNED, SEALED and DELIVERED by
Dennis Molloy in the presence of:             )
                                              )
                                              )
-----------------------------------------     ) --------------------------------
witness name                                  )          DENNIS MOLLOY
                                              )
                                              )
                                              )
                                              )
-----------------------------------------     )
witness address                               )
                                              )
                                              )
-----------------------------------------     )
witness occupation

RELIANCE RESOURCES INC.

Per:


-----------------------------------------
Authorized Signatory


-----------------------------------------
Authorized Signatory



SUM MEDIA CORP.

Per:


-----------------------------------------
Authorized Signatory


-----------------------------------------
Authorized Signatory

                                  SCHEDULE "A"

 Share Allocation Table for shares of the Purchaser to be issued to the Vendors



                          NAME                                    NO. OF SHARES
                          ----                                    -------------
                 JCC Consulting Services Ltd.                           200,000
                 Albert Szajman                                          40,000
                 John  Veltheer                                         100,000
                 David Lewis                                            100,000
                 Cambridge Asset Holdings S.A.                          400,000
                 Tigerlily Financial Inc.                               400,000
                 Grant Petersen                                         855,000
                 Jihong Zhang                                           200,000
                 Andre Dragon                                            50,000
                 Dennis Molloy                                          855,000
                                                                        -------
                          TOTAL                                       3,200,000

                                  SCHEDULE "B"

                         Current Material Liabilities of
                                 Sum Media Corp.



         As of _____________, Sum Media Corp. has no current material liabilities, contingent or otherwise except for the following:

                                  SCHEDULE "C"



                  Stock Purchase Agreement re Patrick C. Brooks

                                  SCHEDULE "D"



            Financial Statements of Reliance Resources Inc. for the

                          year ended December 31, 1998

                      and the quarter ended March 31, 1999

                                  SCHEDULE "E"

                 Current Liabilities of Reliance Resources Inc.



         As at _____________, Reliance Resources Inc. had no current liabilities, contingent or otherwise, except for the following:



                                       Nil